Exhibit 10.3
fabrinet
One Nexus Way
Camana Bay
Grand Cayman, KY1-9005
Cayman Islands
August 10, 2022

To: Harpal Gill
Re:    Amendment to FY22 Performance-Based Restricted Share Unit Awards

Dear Harpal,

On August 19, 2021, you were granted certain performance-based restricted share unit awards (the “PSU Awards”) covering ordinary shares (“Shares”) of Fabrinet, a company formed under the laws of the Cayman Islands (“Fabrinet” or the “Company”), under Fabrinet’s 2020 Equity Incentive Plan (the “2020 Plan”) and performance-based restricted share unit award agreements thereunder (the “PSU Agreements”), as specified in the Appendix A attached to this letter agreement (the “Letter”).

Pursuant to this Letter, each of: (a) the PSU Agreement governing the terms of your PSU Award with a grant ID of PSUNM21002 (the “FY22 Base PSU Award”) and (b) the PSU Agreement governing the terms of your PSU Award with a grant ID of PSUST21002 (the “FY22 Stretch PSU Award,” and together with the FY22 Base PSU Award, the “FY22 PSU Awards,” or individually, a “FY22 PSU Award”) is amended to provide the following:

To the extent that the performance period during which any performance-based vesting criteria under the FY22 PSU Award (a “Performance Goal”) has not yet been completed as of the date of the Change in Control (as defined in the 2020 Plan), then the FY22 PSU Award will be treated as follows. The performance period with respect to any Performance Goal relating to the Company’s revenue will be shortened so that the last day of the performance period will occur on a date no earlier than the date ten (10) business days prior to the Change in Control and no later than the day immediately prior to the Change in Control (the “Prorated Revenue Period”). The performance period with respect to any Performance Goal relating to the Company’s operating margin will be adjusted to be the last, four (4), consecutive, fiscal quarters of the Company that were completed prior to the Change in Control (the “Adjusted OM Period”). Any Performance Goal relating to the Company’s revenue will be prorated by multiplying the applicable revenue Performance Goal by a fraction, the numerator of which will be the total number of days in the shortened performance period, and the denominator of which will be the total number of days in the original performance period (the “Prorated Revenue Goal”). Prior to the Change in Control, the Administrator (as defined in the 2020 Plan) will determine and certify in writing the extent of the Company’s achievement of the Prorated Revenue Goal during the Prorated Revenue Period and the extent of the Company’s achievement of the Company’s operating margin against the applicable operating margin Performance Goal during the Adjusted OM Period. Any portion of the PSU Award for which the applicable Performance Goal is deemed achieved pursuant to this paragraph will be scheduled to vest subject to your remaining a Service Provider (as defined in the 2020 Plan) through the last date of the original performance period set forth in the applicable FY22 PSU Award agreement, and subject further to the provisions of your letter agreement with Fabrinet USA, Inc. dated January 9, 2018 (your “Letter Agreement”).

If the last day of the performance period under any FY22 PSU Award occurs before the date of the Change in Control, the Administrator will determine and certify in writing the extent of the Company’s achievement of applicable Performance Goal under the FY22 PSU Award prior to the Change in Control, subject to your remaining a Service Provider through such date except as otherwise provided in your Letter Agreement. Any portion of the FY22 PSU Award that has not become eligible to vest upon such certification will be forfeited immediately.

For the avoidance of doubt, any FY22 PSU Award (or portion thereof) that vests will be settled within 60 days following the last day of the original performance period under the FY22 PSU Award, provided that the settlement and payment of any of your vested FY22 PSU Award (or portion thereof) will accelerate upon a Change in Control to occur on the date of the Change in Control, and subject to any required delay relating to “specified employees” (within the meaning of Internal Revenue Code Section 409A) as provided in the applicable PSU Agreement for the FY22 PSU Award. Further for purposes of clarity, in no event will you be permitted, directly or indirectly, to specify the taxable year of payment of any FY22 PSU Awards.

Except as modified by this Letter, your PSU Agreements will remain in full force and effect. This Letter, together with the PSU Agreements (to the extent not amended hereby) and the 2020 Plan, represent the entire agreement between you and the Company with respect to the subject matter herein and will supersede any and all previous contracts, agreements or understandings between you and the Company with respect to the PSU Awards.

Please sign and return one copy of this Letter to Colin Campbell, General Counsel, to acknowledge and agree to the amendment of your PSU Agreements pursuant to this Letter. This Letter will be governed by the laws of the State of California, with the exception of its conflict of laws provision.

Sincerely,

/s/ Csaba Sverha
Csaba Sverha, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Harpal Gill        Date:    August 10, 2022
Harpal Gill, Chief Operating Officer

Appendix A

Performance-Based Restricted Share Unit Awards Granted August 19, 2021

PSU Award	Grant ID	Number of Shares Subject to PSU Award at Grant	Number of Shares Subject to Unvested Portion of PSU Award as of Date of Letter
FY22 Base PSUs	PSUNM21002	14,844	14,844
FY22 Stretch PSUs	PSUST21002	14,844	14,844